  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 1997
                                                     REGISTRATION NO. 333-12259
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                      BROOKDALE LIVING COMMUNITIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

                                     8361                     36-4103821
        DELAWARE         (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
    (STATE OR OTHER       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
    JURISDICTION OF

    INCORPORATION OR            ---------------
     ORGANIZATION)

                       77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                (312) 456-0239
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                                 REGISTRANT'S
                         PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                MARK J. SCHULTE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      BROOKDALE LIVING COMMUNITIES, INC.
                       77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                (312) 456-0239
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
         WAYNE D. BOBERG, ESQ.                 J. VAUGHAN CURTIS, ESQ.
         BRIAN T. BLACK, ESQ.                 KIMBERLY A. KNIGHT, ESQ.
           WINSTON & STRAWN                         ALSTON & BIRD
         35 WEST WACKER DRIVE                1201 WEST PEACHTREE STREET
        CHICAGO, ILLINOIS 60601                ATLANTA, GEORGIA 30309
            (312) 558-5600                         (404) 881-7000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                ---------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the various costs and expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. The Company will bear all of such expenses. All amounts are estimated except for the Securities and Exchange Commission ("SEC") registration fee, the National Association of Securities Dealers, Inc. ("NASD") filing fee and the Nasdaq National Market listing fee.

      SEC registration fee.......................................... $   42,134
      NASD filing fee...............................................     12,719
      Nasdaq National Market listing fee............................     *
      Blue sky fees and expenses (including attorneys' fees and
       expenses)....................................................     30,000
      Accounting fees and expenses..................................     *
      Legal fees and expenses.......................................     *
      Printing and engraving expenses...............................     *
      Transfer agent and registrar's fees...........................     *
                                                                     ----------
          Total..................................................... $3,500,000
                                                                     ==========

---------------------
*  To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. Section 145 provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 145 does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Company's Amended and Restated By-laws (the "By-laws") provide for mandatory indemnification of directors and officers generally to the same extent authorized by Section 145. Under the By-laws, the Company shall advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that he or she is not entitled to indemnification.

  The Company maintains directors' and officers' liability insurance.

  The Company also intends to enter into indemnification agreements with each of the Company's directors and certain of its officers. The indemnification agreements will require, among other things, that the Company indemnify such directors and officers to the fullest extent permitted by law, and advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements and cover such directors and officers under the Company's directors' and officers' liability insurance.

  The Company's Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except (a) for any breach of the directors' duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

  The Underwriting Agreement provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The following sets forth certain information as to all securities sold by the Company within the last three years that were not registered under the Securities Act. As to all such transactions, an exemption is claimed under
Section 4(2) of the Securities Act.

  On September 4, 1996, the Company issued 100 shares of Common Stock to Michael W. Reschke for $10.00 per share, or an aggregate purchase price of $1,000. This Common Stock was purchased solely for investment purposes to facilitate the organization of the Company. Upon completion of the Offering, all of the shares so acquired by Mr. Reschke will be redeemed by the Company for an aggregate redemption price of $1,000.

  Simultaneously with the completion of the Offering, the Company also will issue 2,071,334 shares of Common Stock to PGI in exchange for all of the capital stock of BLC, its interests in the Heritage and the Devonshire facilities and the operations relating to its senior and assisted living division and 328,666 shares of Common Stock to Mark J. Schulte in exchange for his interests in PGI's senior and assisted living division.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
  1.1*     Form of Underwriting Agreement
  3.1      Form of Restated Certificate of Incorporation of the Company
  3.2      Form of Amended and Restated By-laws of the Company
  4.1      Form of certificate representing Common Stock of the Company
  5.1*     Opinion of Winston & Strawn regarding legality of shares being reg-
           istered
 10.1*     Form of Formation Agreement by and among the Company, PGI and Mark
           J. Schulte
 10.2*     Form of Space Sharing Agreement by and between the Company and PGI
 10.3      Form of Registration Rights Agreement by and between the Company and
           PGI
 10.4      Form of Voting Agreement by and among the Company and PGI
 10.5      Form of Non-Compete Agreement by and among the Company, PGI and
           Michael W. Reschke
 10.6+     Subscription Agreement dated September 4, 1996 by and between the
           Company and Michael W. Reschke
 10.7*     Form of Employment Agreement by and between the Company and Michael
           W. Reschke
 10.8*     Form of Employment Agreement by and between the Company and Mark J.
           Schulte
 10.9*     Form of Employment Agreement by and between the Company and Darryl
           W. Copeland, Jr.
 10.10     Form of Employment Agreement by and between the Company and Matthew
           F. Whitlock

  EXHIBIT                               DESCRIPTION
  NUMBER                                -----------
  -------
 10.11     Form of Employment Agreement by and between the Company and Mark J.
           Iuppenlatz
 10.12     Form of Management Agreement by and between Brookdale Living Commu-
           nities of Texas, Inc. and The Island on Lake Travis, Ltd.
 10.13     Form of Management Agreement by and between Brookdale Living Commu-
           nities of Minnesota, Inc. and Kenwood Associates Limited Partnership
 10.14     Form of Stock Incentive Plan
 10.15     Form of Indemnification Agreement
 10.16*    Form of Amended and Restated Agreement of Limited Partnership of
           Hallmark Partners, L.P.
 10.17     Form of Amended and Restated Partnership Agreement of River Oaks
           Partners
 10.18     Form of Amended and Restated Agreement of Limited Partnership of The
           Ponds of Pembroke Limited Partnership
 10.19+    Real Estate Purchase Agreement dated as of September 16, 1996 by and between PGI and Gables at Brighton Associates
 10.20+    Real Estate Purchase Agreement dated as of September 16, 1996 by and between PGI and Edina Park Plaza Associates Limited Partnership
 10.21+    Real Estate Purchase Agreement dated as of September 16, 1996 by and between PGI and East Mesa Senior Living Limited Partnership
 10.22+    Real Estate Purchase Agreement dated as of September 16, 1996 by and between PGI and Hawthorn Lakes Associates
 10.23+    Letter Agreement dated September 17, 1996 by and among PGI, KILICO
           Realty Corporation and Kemper Investors Life Insurance Company
 10.24+    First Amendment dated December 20, 1996 to Letter Agreement dated
           September 17, 1996 by and among PGI, KILICO Realty Corporation and
           Kemper Investors Life Insurance Company
 10.25+    Purchase and Sale Agreement dated as of February 20, 1997 by and be-
           tween the Company and Park Place General Partnership
 10.26+    Purchase and Sale Agreement dated as of February 20, 1997 by and be-
           tween the Company and Park Place II, L.L.C.
 10.27+    Master Lease Agreement dated as of December 27, 1996 by and between
           HRPT, as landlord, and BLC, as tenant
 10.28+    Sublease Agreement dated as of December 27, 1996 by and between BLC, as sublandlord, and Brookdale Living Communities of Arizona, Inc.,
           as subtenant
 10.29+    Sublease Agreement dated as of December 27, 1996 by and between BLC, as sublandlord, and Brookdale Living Communities of Illinois, Inc.,
           as subtenant
 10.30+    Sub-Sublease Agreement dated as of December 27, 1996 by and between
           Brookdale Living Communities of Illinois, Inc., as sub-sublandlord, and Hallmark Partners L.P., as sub-subtenant
 10.31+    Sublease Agreement dated as of December 27, 1996 by and between BLC, as sublandlord, and Brookdale Living Communities of New York, Inc.,
           as subtenant
 10.32+    Real Estate Purchase Agreement dated as of February 24, 1997 by and between PGI and Firstar DuPage Bank Trust No. 3612 dated December 4,
           1989, Firstar DuPage Bank Trust No. 3625 dated February 22, 1990,
           West Suburban Bank Trust No. 1975 dated December 13, 1978 and the direct and indirect beneficiaries thereof

   10.33+  Real Estate Purchase Agreement dated as of February 14, 1997 by and between PGI and AC Properties, L.L.C.
   10.34+  Contract for Sale dated February 21, 1997 by and between PGI and VG
           Office Partnership '95, Ltd.
   10.35+  First Amendment dated as of February 21, 1997 to Contract for Sale dated February 14, 1997 by and between PGI and VG Office Partnership
           '95, Ltd.
   21.1    Subsidiaries of the Company
   23.1+   Consent of Ernst & Young LLP
   23.2    Consent of Winston & Strawn (to be included in opinion filed as Ex-
           hibit 5.1)
 23.3.1+   Consent of Darryl W. Copeland, Jr.
 23.3.2+   Consent of Wayne D. Boberg
 23.3.3+   Consent of Bruce L. Gewertz
 23.3.4+   Consent of Darryl W. Hartley-Leonard
 23.3.5+   Consent of Daniel J. Hennessy
   24.1+   Powers of attorney (included on signature page included in Part II of the initial filing)
   27.1+   Financial Data Schedule

---------------------
*  To be filed by amendment.
+  Previously filed.

  (b) FINANCIAL STATEMENT SCHEDULES.

  Financial Statement Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Company hereby further undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON THE 17TH DAY OF MARCH, 1997.

                                          Brookdale Living Communities, Inc.

                                                /s/ Craig G. Walczyk
                                          By___________________________________

                                                   Craig G. Walczyk

                                              Vice President--Chief Financial
                                                Officer and Secretary

                               ----------------

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON MARCH 17, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


            Michael W. Reschke*             Chairman of the Board, Director
___________________________________________
            Michael W. Reschke

              Mark J. Schulte*              President and Chief Executive Officer
___________________________________________   (principal executive officer), Director
              Mark J. Schulte

          /s/ Craig G. Walczyk              Vice President--Chief Financial Officer and
___________________________________________   Secretary (principal financial officer)
             Craig G. Walczyk

              Sheryl A. Wolf*               Controller (principal accounting officer)
            ___________________________________________
              Sheryl A. Wolf

     /s/ Craig G. Walczyk
*By__________________________________

 Craig G. Walczyk, Attorney-in-Fact

                                 EXHIBIT INDEX

  EXHIBIT                                                                 PAGE
  NUMBER                           DESCRIPTION                           NUMBER
  -------                          -----------                           ------
  1.1*     Form of Underwriting Agreement.............................
  3.1      Form of Restated Certificate of Incorporation of the Compa-
           ny.........................................................
  3.2      Form of Amended and Restated By-laws of the Company........
  4.1      Form of certificate representing Common Stock of the Compa-
           ny.........................................................
  5.1*     Opinion of Winston & Strawn regarding legality of shares
           being registered...........................................
 10.1*     Form of Formation Agreement by and among the Company, PGI
           and Mark J. Schulte........................................
 10.2*     Form of Space Sharing Agreement by and between the Company and PGI....................................................
 10.3      Form of Registration Rights Agreement by and between the
           Company and PGI............................................
 10.4      Form of Voting Agreement by and among the Company and PGI..
 10.5      Form of Non-Compete Agreement by and among the Company, PGI and Michael W. Reschke.....................................
 10.6+     Subscription Agreement dated September 4, 1996 by and be-
           tween the Company and Michael W. Reschke...................
 10.7*     Form of Employment Agreement by and between the Company and
           Michael W. Reschke.........................................
 10.8*     Form of Employment Agreement by and between the Company and
           Mark J. Schulte............................................
 10.9*     Form of Employment Agreement by and between the Company and
           Darryl W. Copeland, Jr.....................................
 10.10     Form of Employment Agreement by and between the Company and
           Matthew F. Whitlock........................................
 10.11     Form of Employment Agreement by and between the Company and
           Mark J. Iuppenlatz.........................................
 10.12     Form of Management Agreement by and between Brookdale Liv-
           ing Communities of Texas, Inc. and The Island on Lake Trav-
           is, Ltd....................................................
 10.13     Form of Management Agreement by and between Brookdale Liv-
           ing Communities of Minnesota, Inc. and Kenwood Associates
           Limited Partnership........................................
 10.14     Form of Stock Incentive Plan...............................
 10.15     Form of Indemnification Agreement..........................
 10.16*    Form of Amended and Restated Agreement of Limited Partner-
           ship of Hallmark Partners, L.P.............................
 10.17     Form of Amended and Restated Partnership Agreement of River
           Oaks Partners..............................................
 10.18     Form of Amended and Restated Agreement of Limited Partner-
           ship of The Ponds of Pembroke Limited Partnership..........
 10.19+    Real Estate Purchase Agreement dated as of September 16,
           1996 by and between PGI and Gables at Brighton Associates..
 10.20+    Real Estate Purchase Agreement dated as of September 16,
           1996 by and between PGI and Edina Park Plaza Associates
           Limited Partnership........................................
 10.21+    Real Estate Purchase Agreement dated as of September 16,
           1996 by and between PGI and East Mesa Senior Living Limited
           Partnership................................................
 10.22+    Real Estate Purchase Agreement dated as of September 16,
           1996 by and between PGI and Hawthorn Lakes Associates......

  EXHIBIT                                                                 PAGE
  NUMBER                           DESCRIPTION                           NUMBER
  -------                          -----------                           ------
   10.23+  Letter Agreement dated September 17, 1996 by and among PGI,
           KILICO Realty Corporation and Kemper Investors Life Insur-
           ance Company ..............................................
   10.24+  First Amendment dated December 20, 1996 to Letter Agreement dated September 17, 1996 by and among PGI, KILICO Realty
           Corporation and Kemper Investors Life Insurance Company....
   10.25+  Purchase and Sale Agreement dated as of February 20, 1997 by and between the Company and Park Place General Partner-
           ship.......................................................
   10.26+  Purchase and Sale Agreement dated as of February 20, 1997 by and between the Company and Park Place II, L.L.C........
   10.27+  Master Lease Agreement dated as of December 27, 1996 by and between HRPT, as landlord, and BLC, as tenant..............
   10.28+  Sublease Agreement dated as of December 27, 1996 by and be-
           tween BLC, as sublandlord, and Brookdale Living Communities of Arizona, Inc., as subtenant.............................
   10.29+  Sublease Agreement dated as of December 27, 1996 by and be-
           tween BLC, as sublandlord, and Brookdale Living Communities of Illinois, Inc., as subtenant............................
   10.30+  Sub-Sublease Agreement dated as of December 27, 1996 by and between Brookdale Living Communities of Illinois, Inc., as sub-sublandlord, and Hallmark Partners L.P., as sub-subten-
           ant........................................................
   10.31+  Sublease Agreement dated as of December 27, 1996 by and be-
           tween BLC, as sublandlord, and Brookdale Living Communities of New York, Inc., as subtenant............................
   10.32+  Real Estate Purchase Agreement dated as of February 24,
           1997 by and between PGI and Firstar DuPage Bank Trust No.
           3612 dated December 4, 1989, Firstar DuPage Bank Trust No.
           3625 dated February 22, 1990, West Suburban Bank Trust No.
           1975 dated December 13, 1978 and the direct and indirect
           beneficiaries thereof......................................
   10.33+  Real Estate Purchase Agreement dated as of February 14,
           1997 by and between PGI and AC Properties, L.L.C...........
   10.34+  Contract for Sale dated February 21, 1997 by and between
           PGI and VG Office Partnership '95, Ltd.....................
   10.35+  First Amendment dated as of February 21, 1997 to Contract for Sale dated February 14, 1997 by and between PGI and VG
           Office Partnership '95, Ltd................................
   21.1    Subsidiaries of the Company................................
   23.1+   Consent of Ernst & Young LLP...............................
   23.2*   Consent of Winston & Strawn (to be included in opinion
           filed as Exhibit 5.1)......................................
 23.3.1+   Consent of Darryl W. Copeland, Jr..........................
 23.3.2+   Consent of Wayne D. Boberg.................................
 23.3.3+   Consent of Bruce L. Gewertz................................
 23.3.4+   Consent of Darryl W. Hartley-Leonard.......................
 23.3.5+   Consent of Daniel J. Hennessy..............................
   24.1+   Powers of attorney (included on signature page included in
           Part II of the initial filing).............................
   27.1+   Financial Data Schedule....................................

---------------------
   *To be filed by amendment.
   +Previously filed.